Exhibit 10.1

SECOND AMENDMENT TO AGILYSYS, INC.

EMPLOYEE STOCK PURCHASE PLAN

This SECOND AMENDMENT to the AGILYSYS, INC. EMPLOYEE STOCK

PURCHASE PLAN is made by AGILYSYS, INC., a Delaware corporation (the “Company”), and is effective as of January 31, 2024.

WHEREAS, the Company originally established the Agilysys, Inc. Employee Stock Purchase Plan, as amended (the “Plan”);

WHEREAS, pursuant to Section 19.9 of the Plan, the Compensation Committee of the Board of Directors of the Company (the “Committee”), has the right to amend the Plan;

WHEREAS, the Committee wishes to amend the Plan to reflect that the Committee will have the authority to designate separate offerings under the Plan pursuant to the adoption by it of an offering document for each separate offering, the terms of which are not required to be identical, provided the terms satisfy Treasury Regulation Sections 1.423-2(a)(2) and (a)(3);

WHEREAS, the Committee wishes to amend the Plan to clarify that certain employees of the Company or certain of its subsidiaries may not be eligible to participate in the Plan or certain offerings under the Plan; and

WHEREAS, the Committee wishes to amend the Plan to provide the Committee with the discretion to determine the minimum percentage of a participant’s compensation that must be elected to use to purchase shares of the Company’s common stock under the Plan during an offering period.

NOW, THEREFORE, the Plan is hereby amended, effective January 31, 2023, as follows:

1.
The definition of “Employee” included in Section 2 of the Plan is hereby amended and restated in its entirety to read as follows:

““Employee” means any person who is rendering services to the Company or a Participating Subsidiary as an employee pursuant to an employment relationship with such employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Participating Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2). Notwithstanding the foregoing, the definition of Employee will not include any person who is a citizen or resident of a foreign jurisdiction if granting them an option under the Plan would violate the law of such jurisdiction, or if compliance with the laws of the jurisdiction would cause the Plan to violate Section 423 of the Code.”

2.
The definition of “Eligible Employee” included in Section 2 of the Plan is hereby amended and restated in its entirety to read as follows:

““Eligible Employee” means an Employee who (i) has been employed by the Company or a Participating Subsidiary for at least two (2) years and (ii) is customarily employed for at least twenty (20) hours per week. Notwithstanding the foregoing, the Committee, in its discretion, from time to time may provide in an Offering Document prior to an Offering Date (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employeewill or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Committee in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose Eligible Employees are participating in that Offering. Each exclusion will be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii).”

3.
The definition of “Offering” is added to Section 2 of the Plan based on alphabetical order to read as follows:

““Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 5. For purposes of the Plan, the Committee may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of the Company and/ or one or more Participating Subsidiaries will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treasury Regulation Section 1.423- 2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy Treasury Regulation Sections 1.423-2(a)(2) and (a)(3).”

4.
The definition of “Offering Document” is added to Section 2 of the Plan based on alphabetical order to read as follows:

““Offering Document” means the offering document as described in Section 5 below.”

5.
The definition of “Offering or Offering Period” included in Section 2 of the Plan is hereby amended and restated in its entirety to read as follows:

““Offering Period” means the periods established by the Committee (not to exceed 27 months) in the applicable Offering Document during which an option granted pursuant to the Plan may be exercised. The duration and timing of Offering Periods may be changed pursuant to Sections 5, 18 and 19.”

6.
The definition of “Plan ” included in Section 2 of the Plan is amended by adding in “, Inc.” after Agilysys.
7.
The definition of “Purchase Date” included in Section 2 of the Plan is hereby amended and restated in its entirety to read as follows:

““Purchase Date” means the last Trading Day of an Offering Period.”

8.
The definition of “Purchase Price”included in Section2 of the Plan is hereby amended and restated in its entirety to read as follows:

““Purchase Price” means an amount per Common Share designated by the Committee from time to time in the applicable Offering Document; provided that the Purchase Price shall not be less than the lesser of (i) eighty-five percent (85%) (or such greater percentage as designated by the Committee) of the Fair Market Value of a Common Share on the Offering Date or (ii) eighty-five percent (85%) (or such greater percentage as designated by the Committee) of the Fair Market Value of a Common Share on the Purchase Date; provided further, that, the Purchase Price per Common Share will in no event be less than the par value of the Common Share.”

9.
The first paragraph of Section 4 of the Plan is hereby amended and restated in its entirety to read as follows:

“4. Eligibility. Unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code and as may be specified in an Offering Document, any individual who is an Eligible Employee as of the first day of the enrollment period designated by the Committee for a particular Offering during an Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Section 423 of the Code.”

10.
Section 5 of the Plan is hereby amended and restated in its entirety to read as follows:

“5. Offering Periods. The Committee may from time to time grant or provide for the grant of rights to purchase Common Shares under the Plan during one or more periods (each, an “Offering Period”) selected by the Committee commencing on such dates as selected by the Committee. The terms and conditions applicable to each Offering shall be set forth in an “Offering Document” adopted by the Committee, which Offering Document shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate and shall be incorporated by reference into and made part of the Plan, including (a) the length of the Offering Period, which period shall not exceed twenty-seven months, (b) the Purchase Date(s) on which rights granted under the Plan shall be exercised and purchases of Common Shares carried out during such Offering Period, and (c) the maximum number of Common Shares that may be purchased by an Eligible Employee during such Offering Period. The provisions of separate Offering Periods under the Plan need not be identical.”

11.
Section 6 of the Plan is hereby amended and restated in its entirety to read as follows:

“6. Participation.

a.
Enrollment; Payroll Deductions. Except as otherwise set forth in an Offering Document or determined by the Committee, an Eligible Employee may elect to participate in the Plan by properly completing an Enrollment Form, which may be electronic, and submitting it to the Company, in accordance with the enrollment procedures established by the Committee or set forth in the Offering Document. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee authorizes payroll deductions from his or her paycheck in an amount equal to at least 1%, but not more than 10% of his or her Compensation on each pay day occurring during the Offering Period for which the authorization is applicable (or such other percentages as the Committee may specify in the applicable Offering Document). Payroll deductions shall commence on the first payroll date following the applicable Offering Date and end on the last payroll date on or before the corresponding Offering Period Purchase Date. The Company shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account.
b.
Election Changes. During an Offering Period, a Participant may decrease his or her rate of payroll deductions applicable to such Offering Period only once. To make such a change, the Participant must submit a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen days before the applicable Purchase Date for such Offering Period. During an Offering Period, a Participant may not increase his or her rate of payroll deductions for such applicable Offering Period. A Participant may increase or decrease his or her rate of payroll deductions for future Offering Periods by submitting a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen days before the start of the next Offering Period in which the Participant will participate.
c.
Automatic Re-enrollment. The deduction rate selected in the Enrollment Form shall remain in effect for subsequent applicable Offering Periods unless the Participant (a) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 6.2, (b) withdraws from the Plan in accordance with Section 10, or (c) terminates employment or otherwise becomes ineligible to participate in the Plan.”
12.
Section 7 of the Plan is hereby amended and restated in its entirety to read as follows:

“7. Grant of Option. With respect to each Offering, on each Offering Date, each Participant in the applicable Offering Period shall be granted an option to purchase, on the applicable Purchase Date, a number of Common Shares determined by dividing the Participant's accumulated payroll deductions by the applicable Purchase Price (subject to adjustment in accordance with Section 18 and the limitations set forth in Section 13 of the Plan).”

13.
Section 8 of the Plan is hereby amended and restated in its entirety to read as follows:

“8. Exercise of Option/Purchase of Shares. With respect to each Offering Period, a Participant’s option to purchase Common Shares will be exercised automatically on the Purchase Date of the applicable Offering Period. The Participant’s accumulated payroll deductions will be used to purchase the maximum number of shares (including fractional shares) that can be purchased with the amounts in the Participant’s notional account. The minimum number of Common Shares that must be purchased on a Purchase Date is one (1). In the event the Participant’s accumulated payroll deductions used to purchase shares on the Purchase Date is less than the amount required to purchase one (1) whole Common Share, the accumulated payroll deductions will be paid to the Participant promptly following the Purchase Date.”

14.
The first sentence of Section 9 of the Plan is amended and restated to read as follows:

“As soon as reasonably practicable after each Purchase Date for an applicable Offering, the Company will arrange for the delivery to each Participant of the Common Shares purchased upon exercise of his or her option.”

15.
The first sentence of Section 10.1 of the Plan is amended and restated to read as follows:

“A Participant may withdraw from an Offering Period by submitting to the Company a revised Enrollment Form indicating his or her election to withdraw at least fifteen days before the Purchase Date.”

16.
Section 11 of the Plan is hereby amended and restated in its entirety to read as follows:

“11. Termination of Employment; Change in Employment Status. Upon termination of a Participant's employment for any reason, including death, disability or retirement, or a change in the Participant's employment status following which the Participant is no longer an Eligible Employee with respect to an Offering, which in either case occurs on or prior to the applicable Purchase Date, the Participant will be deemed to have withdrawn from the Plan and the payroll deductions in the Participant's notional account (that have not been used to purchase Common Shares) shall be returned to the Participant, or in the case of the Participant's death, to the person(s)entitled to such amounts under Section 17, and the Participant's option shall be automatically terminated. The Company will have sole discretion to determine whether a Participant has terminated employment and the effective date on which the Participant terminated employment, regardless of any notice period or garden leave required under local law.”

17.
Section 13.2 of the Plan is hereby amended and restated in its entirety to read as follows:

“13.2 Over-subscribed Offerings. The number of Common Shares which a Participant may purchase in an Offering under the Plan may be reduced if an Offering is over-subscribed. No option granted under the Plan shall permit a Participant to purchase Common Shares which, if added together with the total number of Common Shares purchased by all other Participants in such Offering Period, would exceed the total number of Common Shares remaining available under the Plan. If the Committee determines that, on a particular Purchase Date, the number of Common Shares with respect to which options are to be exercised exceeds the number of Common Shares then available under the Plan, the Company shall make a pro rata allocation of the Common Shares remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.”

18.
Section 19.1 of the Plan is hereby amended and restated in its entirety to read as follows:

“19.1 Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under an Offering under the Plan shall have the same rights and privileges under the Offering so that the Offering and this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code.”

19.
The first sentence of Section 19.3 of the Plan is hereby amended and restated in its entirety to read as follows:

“A Participant will become a shareholder with respect to the Common Shares that are purchased pursuant to options granted under an Offering under the Plan when the shares are transferred to the Participant’s ESPP Share Account.”

20.
Section 19.12 of the Plan is hereby amended and restated in its entirety to read as follows:

“19.12 Section 423. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.Any provision of the Plan or an Offering under the Plan that is inconsistent with Section 423 of the Code shall be reformed to comply with Section 423 of the Code.”

21.
Except as provided in this Second Amendment, no other changes or amendments shall be made to the Plan as previously stated (including all prior amendments) and the remainder thereof shall remain in full force and effect.

IN WITNESS WHEREOF, the Committee has executed this Amendment on this 31 day of January, 2024.

COMMITTEE

By: /s/ Dana Jones

Dana Jones, Chair